Exhibit 10.5

Execution Version

Lazard Growth Acquisition Corp. I

30 Rockefeller Plaza

New York, New York 10112

February 9, 2021

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10112

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the date (the “Effective Date”) that the securities of Lazard Growth Acquisition Corp. I (the “Company”) are first listed on the Nasdaq Capital Market and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-252408) filed with the Securities and Exchange Commission for the initial public offering (the “IPO”) of the Company’s securities) (such earlier date hereinafter referred to as the “Termination Date”), Lazard Group LLC or an affiliate of Lazard Group LLC (the “Provider”) shall take steps directly or indirectly to make available, or cause to be made available, to the Company certain office space, secretarial and administrative services as may be reasonably required by the Company from time to time, situated at 30 Rockefeller Plaza, New York, New York 10112 (or any successor location of the Provider). In exchange therefor, the Company shall pay the Provider a sum of $20,000 per month on the Effective Date and continuing monthly thereafter on the first day of each month until the Termination Date.

The Provider hereby (i) agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s IPO will be deposited (the “Trust Account”), (ii) irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber, or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account and (iii) agrees that it will not seek recourse against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

The Provider (on behalf of itself and its affiliates) grants, and shall cause its affiliates to grant, to the Company a non-exclusive, fully paid-up, royalty-free, non-sublicensable and non-transferable limited license, until the Termination Date, to use and exploit the “Lazard” word mark and the Lazard logo solely in connection with the business of the Company and to hold itself out as “Lazard Growth Acquisition Corp. I”. Any goodwill accruing from the Company’s use of the licensed trademarks will inure solely to the Provider and its affiliates.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties hereto may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party; provided that the Provider may assign this letter agreement to an affiliate without the prior written approval of the Company.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Sincerely,

LAZARD GROWTH ACQUISITION CORP. I /s/ Eyal Ofir
Name:	Eyal Ofir
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

LAZARD GROUP LLC, as Provider /s/ Evan L. Russo
Name:	Evan L. Russo
Title:	Chief Financial Officer

[Signature Page to Administrative Services Agreement]